U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2005

Consortium Service Management Group, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	0-27359 (Commission File Number)	74-2653437 (IRS Employer I.D. Number)
500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
512-887-7546
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The registrant (“CSMG”) was sued on February 10, 2005 by Banco Panamericano, Inc. in the Circuit Court of Cook County, Illinois, Banco Panamericano, Inc. v. Consortium Service Management Group, Inc. and CSMG Gastech, LLC, Case No. 2005L001614. The complaint alleges that CSMG entered into a short-term promissory note dated February 15, 2002 (“the Note”) by which CSMG borrowed from Banco Panamericano $203,800 at 12% interest, the Note being due April 1, 2002. The complaint alleges that the Note was secured by all of CSMG’s equipment, inventory, accounts, general intangibles and other properties. The complaint alleges that the Note is in default and that CSMG owes Banco Panamericano $514,920 as of February 9, 2005.

CSMG alleges as follows with regard to the allegations of Banco Panamericano:
•	Banco Panamericano is not a bank but a Nebraska corporation that is affiliated with Resource Technologies Corporation (“RTC”), a company that is a debtor in a federal chapter 11 reorganization case.
•
CSMG and RTC had entered into a contract (“the Contract”) whereby CSMG would provide equipment (“the Equipment”), at CSMG’s cost, to filter landfill gas from a landfill operated by RTC located in Alabama so as to provide marketable methane gas. Among RTC’s obligations under the Contract was a commitment to provide a pipeline hookup to the purchaser of the gas. CSMG and RTC would share in the proceeds from the sale of the methane gas.

•
CSMG lacked the funds to perform its obligations under the Contract. RTC got its affiliate, Banco Panamericano, to agree to lend CSMG $203,800 to enable CSMG to meet these obligations. It was understood by CSMG, RTC and Banco Panamericano that CSMG would liquidate the Note from its share of the proceeds of sale of the methane gas.

•
CSMG installed the Equipment. But RTC never performed its obligations under the Contract. No monies were ever advanced by Banco Panamericano to CSMG; rather, funds were allegedly advanced by Banco Panamericano to its affiliate, RTC, while RTC was in bankruptcy proceedings - ostensibly to pay expenses incurred by CSMG in installing its Equipment pursuant to its Contract with RTC. However, many of such creditors were not paid and many checks issued by RTC were ultimately dishonored, all to the injury of CSMG and contrary to the terms of the agreement between CSMG and Banco Panamericano

.

CSMG believes that it, not the plaintiff, is the injured party and that this litigation properly belongs in RTC’s chapter 11 proceedings in the federal bankruptcy court. CSMG will take court action to remove the case to the bankruptcy court and to seek damages against RTC and its affiliate, Banco Panamericano.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: February 25, 2005	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer

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